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           [Letterhead Of Battle Mountain Gold Company Appears Here]

                                                                  April 21, 1994


Battle Mountain Gold Company
333 Clay Street, 42nd Street
Houston, Texas  77002-4103

Gentlemen:

        As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Battle Mountain Gold Company, a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 4,000,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share, subject to issuance pursuant to the terms of the 1994 Long-Term Incentive Plan of the Company (the "Plan"), certain legal matters in connection with the Shares are being passed upon for the Company by me. At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

        In my capacity as Senior Attorney of the Company, I have examined the Company's Restated Articles of Incorporation and Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

        On the basis of the foregoing, I am of the opinion that, following approval of the Plan by the stockholders of the Company at the annual meeting of stockholders to be held on April 21, 1994, upon the issuance of and payment for the Shares in accordance with the terms and provisions of the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, I do not admit that I am an expert within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,



                                          James A. Brooks